UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VIRGIN AMERICA INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRGIN AMERICA INC.

555 Airport Boulevard

Burlingame, California 94010

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on July 26, 2016

This supplement to proxy statement (the “Supplement”) amends and supplements the definitive proxy statement of Virgin America Inc. (“Virgin America,” “we,” “our”), filed with the Securities and Exchange Commission on June 20, 2016 (the “Proxy Statement”), relating to our special meeting of stockholders to be held virtually, via live webcast, on July 26, 2016. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, you should rely on the information in this Supplement.

The purpose of this Supplement is to correct the inadvertent omission of a tax equalization payment that will be made to one of our named executive officers from the table included under the section entitled “Interests of Our Directors, Executive Officers and Affiliates in the Merger – Quantification of Payments and Benefits to Our Named Executive Officers” beginning on page 58 of the Proxy Statement, and to include additional related disclosure in the text preceding the table, under the heading “Interests of Our Directors and Executive Officers – Offer Letters with Out Executive Officers; Change in Control Severance Plan – Offer Letters” included on page 56 of the Proxy Statement. The corrected table and related disclosures are set forth below. Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.

Interests of Our Directors, Executive Officers and Affiliates in the Merger

Offer Letters with Our Executive Officers; Change in Control Severance Plan

Offer Letters

We have entered into standard offer letters with each of our executive officers, which provide for a base salary, target annual incentive compensation and standard benefits, including, with respect to certain of the offer letters, severance benefits in the event such executive officer experiences certain qualifying terminations outside of a change in control (collectively, the “Offer Letters”). Ms. Fiorillo’s Offer Letter also contains an annual tax equalization payment made by the Company to keep Ms. Fiorillo whole with respect to all United States and Canadian taxes on all compensation items (including, without limitation, the payments for her Company RSUs and Company RSAs and the severance benefits and payments she is entitled to under the Severance Plan) if her U.S. taxes on these items are greater than her Canadian taxes on these items would have been if she had remained a Canadian resident employee working only in Canada. Alaska Air Group has agreed to assume each of the Offer Letters following the effective time of the Merger.

Quantification of Payments and Benefits to Our Named Executive Officers

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the amount of payments and benefits that each of our named executive officers may receive in connection with the Merger, assuming that the Merger was consummated and such executive officer experienced a qualifying termination on May 31, 2016. The amounts below are determined using a per share price of Company Common Stock of $57.00. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Name	Cash ($)(1)	Equity Awards ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
C. David Cush	2,840,000	17,526,987	39,885	0	20,406,872
Peter D. Hunt	1,485,000	2,421,702	38,995	0	3,945,697
E. Frances Fiorillo	1,320,000	1,947,918	36,793	513,505	3,818,216
Steve A. Forte	1,485,000	2,497,227	71,193	0	4,053,420
John J. Varley	1,320,000	1,947,918	39,264	0	3,307,182

(1)	Amount represents the cash severance that each named executive officer is eligible to receive under our Severance Plan upon a “double trigger” qualifying termination, as described above in “—Offer Letters with Our Named Executive Officers; Change in Control Severance Plan” beginning on page 56 of this proxy statement, where the named executive officer is terminated without “Cause” or resigns for “Good Reason” (each as defined in the Severance Plan) during the 18-month period immediately following a change in control. The amount constitutes two times the sum of the named executive officer’s base salary and his or her target annual cash bonus opportunity, payable in a lump sum upon the qualifying termination.

The following table quantifies each separate form of cash compensation included in the aggregate total reported in the column.

Name	Base Salary Component of Severance ($)	Bonus Component of Severance ($)
C. David Cush	1,420,000	1,420,000
Peter D. Hunt	900,000	585,000
E. Frances Fiorillo	800,000	520,000
Steve A. Forte	900,000	585,000
John J. Varley	800,000	520,000

(2)	Pursuant to the terms and conditions of the Severance Plan, each named executive officer would be entitled to full accelerated vesting of each of such named executive officer’s then outstanding equity awards, including any Company Options, Company RSUs and Company RSAs, including performance-based Company RSAs, upon a “double trigger” qualifying termination as described in footnote (1) above, where the named executive officer is terminated without Cause or resigns for Good Reason during the 18-month period immediately following a change in control. In addition, pursuant to the terms of the Merger Agreement and as described in the section entitled “The Merger Agreement—Treatment of Virgin America Equity Awards” beginning on page 69 of this proxy statement, each of such named executive officer’s Company Options, Company RSUs and Company RSAs outstanding immediately prior to the effective time of the Merger will vest and be settled in accordance with the Merger Agreement. Any such awards vested and settled in connection with the Merger pursuant to the Merger Agreement would not also be paid in connection with a qualifying termination pursuant to the Severance Plan.

None of the named executive officers hold unvested Company Options as of May 31, 2016. The value of the unvested and accelerated Company RSUs and Company RSAs is equal to $57.00 multiplied by the number of unvested shares subject to such awards as of May 31, 2016 (treating for this purpose any performance-based vesting conditions to which Company RSAs are subject as having been attained at “maximum” level, pursuant to the terms of the Merger Agreement), in each case, consistent with the methodology applied under SEC Regulation M-A Item 1011(b) and Regulation S-K Item 402(t)(2). The amounts in this column for the unvested and accelerated Company RSUs and Company RSAs do not reflect any taxes payable by the named executive officers.

The following table presents the allocation of the aggregate total reported in the column, calculated as described above, between each named executive officer’s unvested Company RSUs, unvested Company RSAs not subject to performance-based vesting conditions, and unvested Company RSAs subject to performance-based vesting conditions, all as of May 31, 2016.

Name	Value of Unvested Company RSUs ($)	Value of Unvested Company RSAs ($)	Value of Unvested Performance Company RSAs ($)
C. David Cush	12,634,677	2,507,658	2,384,652
Peter D. Hunt	629,166	918,840	873,696
E. Frances Fiorillo	553,698	714,666	679,554
Steve A. Forte	704,691	918,840	873,696
John J. Varley	553,698	714,666	679,554

(3)	Pursuant to the terms and conditions of the Severance Plan, each named executive officer would be entitled to payment by us (or our successor) of (i) COBRA premiums to the same extent we paid for such benefits prior to the executive’s termination for up to 24 months following the date of termination, (ii) career counseling and career transition services in an amount up to $10,000 (assuming each named executive officer used the maximum $10,000 available) and (iii) lifetime positive space first class leisure air travel for the named executive officer and his or her covered family members and dependents, in each case, upon a “double trigger” qualifying termination as described in footnote (1) above, where the named executive officer is terminated without Cause or resigns for Good Reason during the 18-month period immediately following a change in control. The travel benefit was estimated using our incremental cost of providing flight benefits (including incremental fuel costs and the incremental cost of customer services such as baggage handling, insurance, security and cleaning) using a discount based on mortality assumptions listed on the U.S. Life Expectancy Tables and an estimate of flight usage by each named executive officer and his or her family members. In the case of Ms. Fiorillo and Mr. Varley, such amounts also include the value of retired officer complimentary travel benefit for such officer.

The following table quantifies each separate form of benefits included in the aggregate total reported in the column.

Name	COBRA Premiums ($)	Outplacement Service ($)	Flight Benefits ($)
C. David Cush	15,186	10,000	14,699
Peter D. Hunt	12,714	10,000	16,281
E. Frances Fiorillo	12,714	10,000	14,078
Steve A. Forte	47,326	10,000	13,868
John J. Varley	15,186	10,000	14,078

(4)	The amount for Ms. Fiorillo represents the estimated tax equalization that would be payable to her pursuant to her Offer Letter on the payments related to (i) her unvested Company RSUs and Company RSAs and (ii) the severance benefits and payments she is entitled to under the Severance Plan disclosed above. The tax equalization payment is estimated using current tax rates based on the values disclosed above. Pursuant to the terms and conditions of Ms. Fiorillo’s Offer Letter, she is entitled to receive an annual tax equalization payment made by us to keep Ms. Fiorillo whole with respect to all United States and Canadian taxes on all compensation items if her U.S. taxes on these items are greater than her Canadian taxes on these items would have been if she had remained a Canadian resident employee working only in Canada. Such tax equalization payment is “single-trigger” because it will be paid to Ms. Fiorillo following the end of the applicable tax year in which taxes were made for the applicable payments, subject to our receipt of such tax equalization calculations from Ms. Fiorillo’s selected independent consultant.

Additional Information about the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of Virgin America with a wholly-owned subsidiary of Alaska Air Group, Inc. (“Alaska Air Group”). On June 17, 2016, Virgin America filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the merger. The definitive proxy statement, which contains important information about the proposed merger and related matters, has been mailed to stockholders of Virgin America. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders are able to obtain copies of the proxy statement and other relevant materials and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders are able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.

Participants in the Solicitation

Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, is set forth in the definitive proxy statement filed on June 17, 2016. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended, about Alaska Air Group, Virgin America and the proposed merger. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations and services of Virgin America. Virgin America cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Virgin America stockholder approval of the proposed merger; the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the merger or the possibility of non-consummation of the merger; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated merger may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the merger to Virgin America and its management; the effect of the announcement of the merger on Virgin America’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others relating to Virgin America are described in greater detail in Virgin America’s SEC filings, including Virgin America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Virgin America with the SEC after the date thereof. Virgin America makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.